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                                                                    EXHIBIT 10.2





                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          WIRELESS TELECOM GROUP, INC.

                                       AND

                  MICROLAB/FXR EMPLOYEES' STOCK OWNERSHIP PLAN

                          DATED AS OF December 21, 2001





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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") made as of the 21st day of December, 2001, by and among Wireless Telecom Group, Inc., a New Jersey Corporation ("Buyer"), and Microlab/FXR Employees Stock Ownership Plan acting through Harry A. Augenblick as the trustee of its related trust and not in his capacity individually, (the "ESOP") for the purchase and sale of 100% of the shares of Microlab/FXR, a New Jersey corporation (the "Company") owned by the ESOP.

                        W I T N E S S E T H   T H A T:

         WHEREAS, as of the date of this Agreement, the ESOP and Harry A. Augenblick, the majority stockholder of the Company ("Majority Stockholder" and together with the ESOP, the "Stockholders") own all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, the ESOP desires to sell to Buyer, and Buyer desires to purchase from the ESOP, all of such shares of capital stock; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto, each intending to be legally bound, hereby agree as follows.

         1. Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the ESOP hereby agrees to sell, assign and transfer to the Buyer, and the Buyer hereby agrees to purchase from the ESOP, on the Closing Date (as defined below), all of the outstanding shares of common stock, no par value per share, of the Company set forth on Schedule 1 attached hereto (the "ESOP Shares"). Pursuant to the purchase and sale agreement by and between the Buyer, the Company and the Majority Stockholder ("Majority Stockholder Purchase Agreement"), Buyer has agreed to purchase and the Majority Stockholder has agreed to sell all of the shares of the common stock of the Company owned by the Majority Stockholder as set forth on Schedule 1 (the "Majority Stockholder Shares") which together with the ESOP Shares represent 100% of the issued and outstanding shares of capital stock of the Company, thereby acquiring





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all of the assets of, and assuming all of the liabilities of, the Company, in exchange for the purchase price provided below.

         2. Purchase Price, Payment Terms and Adjustment.

                  (a) Purchase Price. The purchase price to be paid at Closing by the Buyer to the Stockholders, pursuant to this Agreement and the Majority Stockholder Purchase Agreement, in consideration for the Majority Stockholders Shares and the ESOP Shares is, in the aggregate, $5,865,755 (the "Purchase Price"). The ESOP acknowledges that each Stockholder shall receive such portion of the Purchase Price as set forth opposite such Stockholders' name on Schedule 1.

                  (b) Payment of Terms and Schedules. All payments of the portion of the Purchase Price set forth opposite the ESOP on Schedule 1 the ("ESOP Purchase Price") shall be paid in United States currency, by means of a wire transfer of immediately available funds on the applicable payment date to such account(s) of the ESOP as the ESOP and the Buyer have jointly designated on
Schedule 2(b) attached hereto. The ESOP Purchase Price shall be paid to the ESOP on the date hereof.

         3. Confidentiality; Public Announcements.

                  (a) No party hereto will use, transfer, release, publish, reveal or disclose, directly or indirectly, any trade secrets or other business and/or technical information of the other party that is of a proprietary or confidential nature, including, but not limited to, systems, processes, data, computer programs, know-how, developments, designs, techniques, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (the "Evaluation Material"), except (x) to such party's directors, officers, employees, financial advisors, legal counsel, independent certified public accountants or other agents, advisors or other representatives as shall reasonably require access thereto for the purpose of the transactions contemplated hereby, (y) to persons other than those described in (x) above with the prior written consent of the ESOP or the Buyer, as the case may be, and (z) by such party as required


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under public disclosure obligations imposed thereon by applicable law. The foregoing restrictions on disclosure of information do not extend to any Evaluation Material that (A) is publicly known at the time of its disclosure,
(B) is lawfully received from a third party not bound by a confidential relationship to such other party, (C) is shown by such party to have been generated independently by such party or any of the persons listed in (x) above solely from information not supplied by the other party or its representatives, or (D) is required to be disclosed pursuant to governmental order or decree or other legal requirement to produce or disclose such item of information.

                  (b) The ESOP shall not issue any press release or make any reference to the Closing or to the transactions contemplated hereby to any third party except with the prior written consent of the Buyer hereto and except as may be required by applicable law.

         4. Representation and Warranties of the ESOP. The ESOP hereby represents and warrants to the Buyer as follows, except as set forth in the exhibits and schedules attached hereto:

                  (a) Ownership of Shares and Execution of Agreement.

                           (i) The ESOP is the record and beneficial owner of
the issued and outstanding shares of capital stock of the Company set forth on
Schedule 1 attached hereto, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever, other than the liens and pledges of such ESOP Shares to the Company, as set forth on
Schedule 4(a)(i), pursuant to the ESOP acquisition loan and suspense account (the "ESOP Liens").

                           (ii) The ESOP has full power and authority to sell,
transfer, assign and deliver the ESOP Shares as provided in this Agreement, and such delivery hereby conveys to the Buyer good and marketable title to the ESOP Shares, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever other than the ESOP Liens. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly




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authorized by all necessary action of the ESOP. This Agreement and all other agreements pertaining to the transactions described herein have been, or upon the execution and delivery thereof will be, duly executed and delivered by the ESOP, and constitute or will constitute the legal, valid and binding obligation of the ESOP, enforceable against the ESOP in accordance with their respective terms.

                  (b) Litigation. There are no actions, suits, proceedings (including, without limitation, arbitration proceedings), or to the knowledge of the ESOP, claims or investigations (in which the ESOP is a target or subject thereof) pending or, to the knowledge of the ESOP, threatened against the ESOP that would prevent the ESOP from or otherwise limit its ability to execute and perform this Agreement, other than the DOL Inquiry (as hereinafter defined).

                  (c) Consents. As of the date hereof, no consent, approval or authorization of any governmental authority or of any third party on the part of the ESOP is required in connection with the execution and delivery of this Agreement or any instrument contemplated hereby.

                  (d) Restrictions. Except for the restrictions under the ESOP Liens which will be satisfied upon payment of the ESOP Purchase Price and repayment of the ESOP acquisition loan, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any material agreement to which the ESOP is a party, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of the assets of the ESOP, nor will it violate any of the provisions of the ESOP's organizational documents or any material statute, regulation, rule, injunction, judgment, order, writ, decree, ruling, charge, or other restriction of any government or governmental agency or court to which the ESOP is subject.

                  (e) No Misrepresentation. This Agreement, together with all exhibits and schedules hereto, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein,




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in the light of the circumstances under which they were made, not misleading.
There is no fact known to the committee of the ESOP which has not been disclosed to the Buyer in writing which has or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospect of the Company, or materially adversely affects the ability of the ESOP to perform its obligations under this Agreement, or any agreement or other document contemplated hereby to which the ESOP is or will be a party.

                  (f) Knowledge of the ESOP. All references to the knowledge of the ESOP and like phrases shall mean actual knowledge or notice of any officer, trustee or committee of the ESOP and such knowledge which such person should have acquired in the performance of such person's fiduciary or management duties.

                  (g) Dept of Labor Investigation. The pending audit of the ESOP by the U.S. Department of Labor (the "DOL Inquiry") will not have a material adverse effect on the (i) business, assets, financial condition or prospect of the Company or (ii) the value of the ESOP Shares or the Majority Stockholder Shares or, to the best knowledge of the ESOP, materially adversely affect the ability of the ESOP to perform its obligations under this Agreement, or any agreement or other document contemplated hereby to which the ESOP is or will be a party.

         5. Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the ESOP as follows:

                  (a) Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to own its properties and carry on its business as it is now being conducted.

                  (b) Restrictions. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any material agreement to which the Buyer is a




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party, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of the assets of the Buyer, nor will it violate any of the provisions of the Buyer's formation or organizational documents or By-laws or any material statute, regulation, rule, injunction, judgment, order, writ, decree, ruling, charge, or other restriction of any government or governmental agency or court to which the Buyer is subject.

                  (c) Execution and Effect of Agreement. The Buyer has the full corporate power and authority to enter into this Agreement and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate action of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealings (regardless of whether enforcement is sought in a proceeding at law or in equity).

         6. Conditions Precedent to Buyer's Obligation. The obligation of the Buyer to consummate the purchase of the Shares on the date hereof is, at the option of the Buyer, subject to the satisfaction of the following conditions:

                  (a) The Buyer shall have received a duly executed Majority Stockholder Purchase Agreement and the Closing of the transactions contemplated by the Majority Stockholder Purchase Agreement shall have accrued or shall occur contemporaneously with the Closing herein.

                  (b) The Buyer shall have received an opinion of counsel for the ESOP, dated the date hereof.

                  (c) The Buyer shall have received a certificate of the trustee of the ESOP, dated the date hereof as to the incumbency and specimen signature of each person




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executing any document to which it is a party or any other document delivered in connection herewith on behalf of the ESOP.

                  (d) ESOP shall have received an opinion of an independent valuation expert reasonably satisfactory to the Buyer that the transaction contemplated herein is fair to the ESOP from a financial point of view.

                  (e) The Buyer shall have received a resolution of the ESOP committee dated the date hereof directing the ESOP's trustee to consummate the transactions contemplated by this Agreement, including but not limited to the sale of the ESOP Shares by the ESOP to the Buyer for the consideration set forth in Section 2 and on Schedule 1.

                  (f) The number of Shares allocated to the participants of the ESOP and the number of unallocated Shares pledged to the Company shall be as set forth on Schedule 1.

                  (g) The ESOP shall have established an account at the banking institution designated by the Buyer to receive the ESOP Purchase Price and shall have repaid the Company the amount of $2,065,755 in full satisfaction of the ESOP acquisition loan, without further recourse to the ESOP or its assets, and the Company shall have transferred the unallocated Shares to the ESOP, free of the ESOP Liens.

         7. Conditions Precedent to the ESOP's Obligation. The obligation of the ESOP to consummate the sale of the ESOP Shares on the date hereof is, at the option of the ESOP, subject to the satisfaction of the following conditions:

                  (a) The Closing of the transactions contemplated by the Majority Stockholder Purchase Agreement shall have accrued or shall occur contemporaneously with the Closing herein.

                  (b) The ESOP shall have received a certificate of a duly authorized officer of the Buyer, dated the date hereof as to the incumbency and specimen signature of each officer of the Buyer executing any document to which it is a party or any other document delivered in connection herewith on behalf of the Buyer.




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         8. Conditions Subsequent to Buyer's Purchase of the Shares. The
obligation of the Buyer to consummate the purchase of the Shares on the date hereof includes the Buyer's obligation to satisfy the following conditions subsequent to the Closing:

                  (a) The Buyer shall as soon as reasonably possible after the Closing take all corporate steps necessary to terminate the ESOP in accordance with the provisions of the ESOP, Section 19(c), in particular, and its related trust;

                  (b) The Buyer shall pay all costs and fees associated with such ESOP termination.

                  (c) The Buyer shall in good faith take reasonable measures to keep the members and former members of the committee of the ESOP informed of the progress of the termination of the ESOP, in accordance with Buyer's duties under the Employee Retirement Income Security Act of 1974.

         9. Closing.

                  (a) The closing hereunder (herein called the "Closing") shall take place at Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, NY 10022 on December 21, 2001 (the "Closing Date"), or at such other place and at such other earlier or later time and date as may be mutually agreed upon in writing by the Buyer and the ESOP.

                  (b) All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing (including the Majority Stockholder and the Company) shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                  (c) At the Closing, the ESOP shall deliver, or shall cause to be delivered, to the Buyer the following:

                           (i) Certificates representing the ESOP Shares, in
proper form for transfer.




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                           (ii) All certificates, opinions, documents referred
to in Section 6 hereof.

                  (d) The Buyer shall deliver, or shall cause to be delivered to the ESOP, the following:

                           (i) At the Closing, transfer of the ESOP Purchase
Price in accordance with Section 2 hereof into the account of the ESOP established in accordance with 6(g) hereof .

                           (ii) All documents referred to in Section 7 hereof.

         10. No Brokers. The ESOP represents and warrants to Buyer, and the Buyer represents to the ESOP, that they respectively have had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement.

         11. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement, including, without limitation, their respective rights and obligations to sell and to purchase the ESOP Shares and to terminate the ESOP, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         12. Indemnification. The parties hereto acknowledge and agree that the ESOP shall not be liable to Buyer for breach of any representation or warranty made by the ESOP hereunder, except for those representations and warranties made in Section 4(a) hereof entitled "Ownership of Shares and Execution of Agreement".

         13. Further Assurances. The parties hereto each agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.


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         14. Jurisdiction. The parties hereto hereby consents to the jurisdiction of any state or federal court located within the Essex County of New Jersey, State of New Jersey and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. The parties accept, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

         15. Miscellaneous Notices.

                  (a) Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if in writing and (a) personally delivered (including delivery by messenger), (b) sent by facsimile provided that "answer-back" confirmation is received by the sender, or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:


         In the case of the ESOP:

         ESOP Committee
         c/o Microlab/FXR
         10 Microlab Road
         Livingston, NJ 07039

         with a copy to:

         Lampf, Lipkind, Prupis & Petigrow, PC
         80 Main Street
         West Orange, New Jersey 07052
         Attention:  Neil L. Prupis, Esq.
         Telephone: 973-325-2100
         Telecopier: 973-543-0964

         In the case of the Buyer:

         Wireless Telecom Group, Inc.
         East 64 Midland Avenue
         Paramus, New Jersey 07652





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         Attention: Edward Garcia
         Telephone: 201-261-8797
         Telecopier: 201-261-8339

         with a copy to:

         Morrison Cohen Singer & Weinstein, LLP
         750 Lexington Avenue
         New York, New York 10022
         Attention: Robert H. Cohen, Esq.
         Telephone: 212-735-8680
         Telecopier: 212-735-8708

         Any notice given (a) personally shall be deemed given, delivered and received upon receipt, (b) via facsimile shall be deemed given, delivered and received upon sender's confirmation of receipt from its facsimile machine, and
(c) via certified mail, return receipt requested, shall be deemed given, delivered and received five (5) days after sending.

                  (b) Survival of Representations and Warranties. The parties hereto agree that the representations and warranties contained in this Agreement (including, without limitation, in any Schedule hereto) or in any certificate delivered by any party hereto at the Closing shall survive the execution and delivery of this Agreement and the Closing hereunder indefinitely, regardless of any investigation made by the parties hereto.

                  (c) Entire Agreement. This Agreement, including the Schedules, Exhibits, certificates and instruments delivered pursuant hereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed only by written instrument making specific reference to this Agreement and signed by all parties hereto. Any provision hereof can be waived only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such waiver is sought.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The ESOP may not assign any of its/his rights under this Agreement without prior written




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consent of the Buyer, and any purported assignment by Stockholders in violation of this Section 15(c) shall be void and of no effect. The Buyer may assign its rights, duties and obligations to a corporation or other business entity to be formed, whereupon the Buyer named herein shall have no further obligation or liability hereunder and all references herein to "Buyer" shall be deemed references to such assignee. Except for such assignees as are permitted hereby, no Person shall be a beneficiary of this Agreement other than the Persons named herein.

                  (e) Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey, without regard to the principles, provisions or policies thereof relating to conflict of laws.

                  (g) Expenses; Transfer Taxes. Whether or not the transactions contemplated hereby are consummated, the parties hereto shall pay their own respective expenses. The fees and expenses hereunder of the ESOP shall be paid by the ESOP, and those of the Buyer shall be paid by the Buyer.

                  (h) Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  (j) Acceptance of Facsimile Signatures. The Buyer and the ESOP agree that this Agreement and related documents to be entered into in connection with this Agreement will be considered signed by a party when the signature of such party is



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delivered by facsimile transmission to the other party(ies). Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

                  (k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other transaction documents (the "Transaction Documents"). In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Buyer shall limit, modify or affect the representations set forth in Section 4 of this Agreement or the right of the Buyer to rely thereon.

                  (l) The non-prevailing party in any legal proceedings brought to enforce the provisions of this Agreement shall bear and reimburse the prevailing party for the reasonable legal expenses and disbursements incurred by the prevailing party in connection with such proceeding.




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, as of the day and year first above written.


                                       WIRELESS TELECOM GROUP, INC.



                                       By: /s/ Edward J. Garcia
                                           ---------------------------------
                                       Name: Edward J. Garcia
                                       Title President



                                       MICROLAB/FXR EMPLOYEES' STOCK
                                       OWNERSHIP PLAN



                                       By: /s/ Harry A. Augenblick, Trustee
                                           --------------------------------
                                       Name: Harry A. Augenblick, Trustee







                   [SIGNATURE PAGE TO ESOP PURCHASE AGREEMENT]




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